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                                  EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 1, 1999 by and between AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("Employer"), and ___________ ("Employee"), and is made with respect to the following facts:

                                    RECITALS

         A. WHEREAS, Employer desires to continue the services of Employee as Chief Executive Officer and President (together, "CEO"); and

         B. WHEREAS, Employee is willing to provide such services to Employer.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration the receipt of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       EMPLOYMENT.

                  1.1 TITLE, BOARD MEMBERSHIPS. Employer hereby engages Employee and Employee hereby accepts employment with Employer, to perform Employee's services as CEO of Employer and such other services as may be required of Employee under this Agreement, on the terms and conditions hereinafter set forth. Employee further agrees to accept election and to serve during all or any part of the Term (as that term is defined in Section 2 hereof) of this Agreement as an officer and/or director of Employer and of any subsidiary or affiliate of Employer, without compensation therefor, except as set forth in this Agreement, if elected to any such position by the shareholders of Employer or by the Board of Directors of Employer (the "Board") or of any subsidiary or affiliate, as the case may be.

                  1.2 DUTIES, PLACE OF EMPLOYMENT. Employee shall perform all duties customarily performed by Employees employed in the capacity of CEO of companies engaged in the business of Employer and shall use and devote his full time and efforts in the discharge of his duties. Employee shall perform his duties at Employer's principal Employee offices in Los Angeles County, but shall travel to and from such county as may be reasonably required in the performance of such duties. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with Employer's reasonable instructions, directions, requests, rules and regulations. Employer shall not be deemed to have waived the right to require Employee to perform any duties hereunder by assigning Employee to any other duties or services.

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         2.       TERM. The term ("Term") of this Agreement shall commence as of the date hereof and shall continue until December 31, 1999 and thereafter shall automatically renew for consecutive one year terms unless (i) terminated by written notice given by either party to the other at least sixty (60) days prior to the end of the initial term or any subsequent one year term or (ii) terminated sooner pursuant to Section 5 of this Agreement. If the Term is extended pursuant to this Section 2, during such period of extension Employer shall pay Employee all compensation to which Employee is entitled under this Agreement.

         3. COMPENSATION. During the Term as full compensation for all services to be performed by Employee pursuant to this Agreement, Employer agrees to pay Employee the base salary and bonuses set forth in this Section 3, in addition to such other benefits and compensation as are provided elsewhere in this Agreement.

                  3.1 BASE SALARY. Employee shall be entitled to an annual base salary of _____________ Dollars. The base salary shall be paid to Employee bi-weekly during the Term.

                  3.2 COMMITMENT PAYMENTS. As further consideration for the commitment and obligations of Employee hereunder, Employer shall issue to Employee an option (the "Option") to purchase ________ shares of Common Stock (the "Shares") at an exercise price of $0.75 per share (the Option and the Shares are hereinafter referred to collectively as the "Securities"). The Option shall expire on December 31, 2007 and vest 50% immediately and 25% on each of January 1, 2000 and 2001, provided Employee is employed by, or is a consultant to, Employer or an affiliate of Employer on such vesting date. Notwithstanding the foregoing, to the extent not previously exercisable, the Option shall become exercisable in its entirety in the event that (i) there occurs a Change in Control of Employer (as hereafter defined) (ii) Employer concludes the sale of substantially all of its assets other than in a transaction which is intended primarily to effect a corporate reorganization without material change in beneficial ownership of the material business of Employer or (iii) Employee is terminated by Employer other than for Cause (as hereafter defined). The option agreement shall be in the form of Exhibit A, attached hereto. Employee understands that the Option and the shares of Common Stock underlying the Option have not been registered under federal or state securities laws and may not be transferred without registration thereunder or pursuant to an exemption therefrom.

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                  3.3 BONUS. Nothing herein contained shall preclude the
Board of Directors of Employer from authorizing the payment to Employee of a bonus, whether in cash or capital stock, based upon Employee's performance or other reasonable criteria. The payment of such additional compensation shall not operate as an amendment obligating Employer to make any similar payment or to pay additional compensation at any future time or for any future period or be deemed to affect the base salary in any manner.

                  3.4 ADDITIONAL BENEFITS.

                           (a) MEDICAL INSURANCE. Employer shall provide
Employee during the Term with group accident, medical, dental and hospital insurance coverage, provided however, that such insurance shall only be provided when determined by the Board of Directors to be within the financial resources of the Company.

                           (b) BENEFITS GENERALLY OFFERED. In addition to any
other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate, to the extent allowable in accordance with his status, in all employee benefits offered from time to time by Employer to its senior officers; including, but not limited to, stock option plans, group life, disability and any other insurance and profit sharing plans.

         4. VACATION. Employee shall be entitled to two (2) weeks paid vacation for each year worked during the Term.

         5.       TERMINATION.

                  5.1 TERMINATION FOR CAUSE. Employee's employment under the terms of this Agreement may be terminated immediately, at the option of Employer, for "Cause" as that term is defined in Section 6.2(a).

                  5.2 TERMINATION FOR DISABILITY. Employee's employment under the terms of this Agreement may be terminated immediately, at the option of Employer, for "Disability" as that term is defined in Section 6.2(b).

                  5.3 TERMINATION BY DEATH. Employee's employment under the terms of this Agreement shall be terminated upon the death of Employee.

         6.       PAYMENTS UPON TERMINATION OF EMPLOYMENT.

                  6.1 PAYMENTS. In the event of the termination of Employee's employment under this Agreement by Employer, other than termination for "Cause," or if Employee voluntarily

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terminates his employment within 90 days prior to or 180 days after a Change of Control (the "Change of Control Period"), Employee shall have no duty to mitigate and Employer shall upon such termination pay to Employee (i) three months base salary and (ii) continue payment of health benefits for a period of three months (together, the "Severance Benefits"), provided, however, if Employer terminates Employee's employment during the Change of Control Period, then Employer shall pay Employee Severance Benefits for a period of one year.

                  6.2 DEFINITIONS.

                           (a) CAUSE. Termination by the Board of Employee's
employment for "Cause" shall mean a termination upon (i) the good faith determination of the Board that Employee has failed to perform fully or faithfully Employee's obligation under this Agreement, (ii) the final conviction of Employee of any felony, or a misdemeanor involving theft, fraud, dishonesty, misrepresentation or willful conduct materially injurious, harmful or detrimental to Employer; (iii) Employee commits an act or omits to take action in bad faith or to the detriment of Employer, (iv) Employee fails or refuses to comply with the policies, standards or regulations of Employer or (v) Employee violates any of the warranties contained in Section 9 hereof. For the purposes of this Section 6.2(a), "final conviction" and shall be and mean a conviction or an adjudication, as the case may be, that is no longer appealable due to the passage of time or otherwise, and with respect to which a final judgment has been entered on the judgment roles of the court in which the action was commenced. Further, for the purposes of this Section 6.2(a), no act or omission to act on Employee's part shall be considered "Willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's act or omission was in the best interest of Employer.

                           (b) DISABILITY. Termination of Employee's
employment for "Disability" shall mean a termination following absence from Employee's full-time duties with Employer for one hundred eighty (180) consecutive days as a result of Employee's incapacity due to physical or mental illness and Employee's failure to return to the full-time performance of Employee's duties within thirty (30) days after written notice of termination is given to Employee.

                           (c) CHANGE IN CONTROL. The term "Change in
Control" means an event or series of events that would be required to be described as a change in control of Employer in a proxy or information statement distributed by Employer pursuant to Section 14 of the Securities Exchange Act of 1934 in response to Item 6(e) of Schedule 14A promulgated thereunder, or any

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substitute provision which may hereafter be promulgated thereunder or otherwise adopted.

         7. TRADE SECRETS. The parties acknowledge and agree that during the Term and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operations of Employer, including, without limitation, financial, sales, customer, supplier, operations, personnel and other information that is owned by Employer and regularly used in the operation of Employer's business and that this information constitutes Employer's trade secrets. Employee agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use any of them in any way either during the Term or at any time thereafter, except as required in the course of his employment hereunder.

         8. NON-COMPETITION. During the term hereof, and for three years thereafter, Employee shall not, directly or indirectly, whether as an employee, employer, consultant, agent, officer, principal, partner, stockholder, director or any other individual or representative capacity, engage or participate in any business that is in competition in any manner with the business of Employer.

         9. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee hereby warrants and represents to Employer and Employer as follows, each of which representation and warranty is material and is being relied upon by Employer and Employer and each of which is true at and as of the date hereof and as of the issuance of the Shares and each such issuance:

                  9.1 INVESTMENT INTENT. Employee is acquiring the Option for his own account and not with a view to its resale or distribution and that he is prepared to hold the Option for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Securities. Employee hereby acknowledges the fact that the Securities will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or applicable state securities laws.

                  9.2 RESTRICTED SECURITIES. that Employee has been informed that the Securities may not be resold or transferred unless first registered under applicable Federal and State securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that he is prepared to hold the Securities for an indefinite period of time.

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                  9.3 EMPLOYEE'S KNOWLEDGE. that Employee has a preexisting
business or personal relationship with Employer, that he is aware of the business affairs and financial condition of Employer and that he has such knowledge and experience in business and financial matters with respect to companies in business similar to Employer to enable Employee to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Employee further acknowledges that Employer has made available to Employee the opportunity to ask questions and receive answers from Employer concerning the terms and conditions of the issuance of the Securities and that Employee could be reasonably assumed to have the capacity to protect his own interests in connection with such investment.

                  9.4 SPECULATIVE INVESTMENT. that Employee realizes that his purchase of the Securities will be a speculative investment and that Employee is able, without impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

                  9.5 NO INCONSISTENT OBLIGATIONS. Employee is under no contractual or other restriction or obligation, compliance with which is inconsistent with the execution of this Agreement, the performance of Employee's obligations hereunder or the other rights of Employer hereunder; and

                  9.6 NO INFIRMITY. Employee is under no physical or mental disability that would hinder the performance of Employee's obligations under this Agreement.

         10. PERSONAL NATURE. This Agreement is personal, being entered into upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights, benefits, duties or obligations hereunder without the express written consent of Employer. Employee hereby grants to Employer the right to use Employee's name, likeness and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

         11. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when actually received by personal delivery or by certified mail, return receipt requested, with first class postage prepaid thereon, to the party to whom such notice or communication is directed, addressed as follows:

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                  EMPLOYER:    AMERICAN TECHNOLOGIES GROUP, INC.
                               1017 S. Mountain Avenue
                               Monrovia, CA 91016

                  EMPLOYEE:
                               1017 S. Mountain Avenue
                               Monrovia, CA 91016

         Each of the parties hereto may change its address for purposes of this Section 11 by giving written notice of such change in the manner provided for in this Section 11.

         12. GOOD FAITH. All approvals and consents required to be given by any party to this Agreement shall be given or withheld in good faith and may not be unreasonably withheld. Each party hereto shall use due diligence in its attempt to accomplish any act required to be accomplished by that party.

         13. ATTORNEY'S FEES AND EXPENSES. In the event that it should become necessary for any party to this Agreement to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and expenses as a part of any judgment therein, in addition to any other award which may be granted.

         14. APPLICABLE LAW/VENUE. This Agreement is executed and intended to be performed in the State of California and the laws of such state shall govern its interpretation and effect. If suit is instituted by any party hereto by any other party hereto for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles.

         15. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior employment agreements between the parties and all such prior employment agreements shall be deemed voluntarily terminated by the mutual consent of the parties hereto and shall be of no further force or effect.

         16. SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of

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such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

         16. WAIVER No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  EMPLOYEE:
                                      ----------------------------------

                  EMPLOYER:           American Technologies Group, Inc.,
                                      a Nevada corporation


                                      By:
                                          ------------------------------

                                     Title:


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